Exhibit 4.2.13


                               AMENDMENT NO. 1 TO

                           COMPANY SECURITY AGREEMENT

                  THIS AMENDMENT NO. 1 TO COMPANY SECURITY AGREEMENT (the "Amendment"), is made and entered into as of June 12, 1997, by Foamex L.P., a Delaware limited partnership ("Foamex") and Foamex Capital Corporation, a Delaware corporation ("FCC" and together with Foamex, the "Companies") and Fleet National Bank (formerly known as Shawmut Bank, N.A.), a national banking association, as trustee (the "Trustee"), for the holders of the Senior Secured Notes. This Amendment amends certain provisions of the Company Security Agreement by and among the Companies and Trustee, dated as of June 3, 1993 (the "Security Agreement").

                  WHEREAS, the Companies and Trustee entered into the Security Agreement to secure the Obligations of the Companies to the Securityholders pursuant to the terms of the Senior Secured Note Indenture;

                  WHEREAS, Foamex L.P. and Foamex Capital Corporation, as issuers, General Felt Industries, Inc., as guarantor, Foamex International Inc., as parent guarantor, and Trustee have executed the Fourth Supplemental Indenture to the Senior Secured Note Indenture, which provides for, among other things, the granting by the Companies of certain Liens in the Collateral, the transfer of possession of the Collateral to a collateral agent pursuant to the terms of an intercreditor agreement, and the amendment of the Collateral Documents; and

                  WHEREAS, the Companies have requested that the Trustee enter into the Intercreditor Agreement and this Amendment.

                  NOW, THEREFORE, in consideration of the premises, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   Article I.

                                   DEFINITIONS

                  Section 1.1.  Definitions.  Unless otherwise defined herein:

                  (a) the terms defined in the introductory paragraph and the Recitals to this Amendment shall have the respective meanings specified therein;

                  (b) capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Security Agreement; and


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                  (c) the following terms shall have the meanings specified
         below:

                  "Intercreditor Agreement" means an intercreditor agreement entered into between the Trustee and the holder of another Lien in the Collateral, on the terms and subject to the conditions set forth in the Senior Secured Note Indenture, including, without limitation, the Intercreditor Agreement, dated as of the date hereof, between the Trustee and The Bank of Nova Scotia and Citicorp USA, Inc.

                                   Article II.

                             AMENDMENT OF PROVISIONS

                  Section 2.1. Amendment of Section 4(c). Section 4(c) of the Security Agreement is hereby amended and restated in its entirety as follows:

                  "(c) Security Interest. The Collateral is (or, to the extent Collateral is acquired after the date hereof, will be) owned or otherwise held by one or the other of the Companies; the security interest created hereby in the Collateral is as valid, enforceable, perfected (except with respect to motor vehicles, trailers and rolling stock) and first priority security interest in such Collateral, subject to Liens permitted pursuant to the Senior Secured Note Indenture ("Authorized Liens"); as of the date hereof (and after giving effect to the use of proceeds of the issuance of the Senior Secured Notes), there are no other security interests in, or Liens on the Collateral or any portion thereof, except for Authorized Liens; and no financing statement, notice of Lien, assignment or collateral assignment, mortgage or deed of trust covering the Collateral or any portion thereof ("Lien Notice") exists or is on file in any public office, except with respect to Authorized Liens, Liens listed on Schedule A hereto, the Lien created by this Security Agreement and the other Collateral Documents and Liens to be released in connection with the use of proceeds of the issuance of the Senior Secured Notes;".

                  Section 2.2.  Amendment of Section 5.

                  (a) Section 5(g) of the Security Agreement is hereby amended and restated in its entirety as follows:

                  "(g) Rights of Trustees. Subject to the terms of any Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right at any time to make any payments and do any other acts the Trustee may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights


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

         to pay, purchase, contest or compromise any encumbrance, charge or Lien which, in the judgment of the Trustee, appears to be prior to or superior to the security interests granted hereunder, and challenge any action or proceeding purporting to affect its security interests in the Collateral. The Companies hereby agree, jointly and severally, to reimburse the Trustee for all payments made and expenses incurred under this Security Agreement including reasonable fees, expenses and disbursements of attorneys and paralegals acting for the Trustee, including any of the foregoing payments under or acts taken to perfect or protect its security interests in the Collateral, which amounts shall be secured under this Security Agreement, and agree they shall be bound by any payment made or act taken by the Trustee hereunder. The Trustee shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts."

                  (b) Section 5(k) of the Security Agreement is hereby amended by deleting the first sentence of such Section.

                  (c)  Section 5(n) of the Security Agreement is hereby deleted.

                  (d) Section 5(o) of the Security Agreement is hereby amended by deleting the first sentence of such Section.

                  Section 2.3. Amendment of Section 6. The first paragraph of
Section 6 of the Security Agreement is hereby amended and restated in its entirety as follows:

                           "Upon the occurrence and during the continuance of an Event of Default, the Trustee may, subject to the provisions of the Senior Secured Note Indenture and any Intercreditor Agreement, without notice to or demand upon the Companies, do any one or more of the following:".

                  Section 2.4. Amendment of Section 8(h). Section 8(h) of the Security Agreement is hereby amended and restated in its entirety as follows:

                  "(h) Interpretation of Security Agreement. All terms not defined herein or in the Senior Secured Note Indenture shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Security Agreement conflicts with the Senior Secured Note Indenture, the Senior Secured Note Indenture shall control with respect to the subject matter of such term or provision. To the extent a term or provision of this Company Security Agreement or the Senior Secured
         Note Indenture conflicts with an


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

         Intercreditor Agreement, the Intercreditor Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Security Agreement shall not be relevant in determining the meaning of this Security Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection."

                                  Article III.

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1. The Companies' Representations and Warranties . The Companies represent and warrant to Trustee that this Amendment is authorized pursuant to the terms of the Senior Secured Note Indenture.

                                   Article IV.

                                  MISCELLANEOUS

                  Section 4.1. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 4.2. Severability. In the event that any provision in this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 4.3. Headings. The article and section headings herein are for convenience only and shall not effect the construction hereof.

                  Section 4.4. Effect of Amendment. Except as amended by this Amendment, the terms and provisions of the Security Agreement shall remain in full force and effect.

                  Section 4.5. Trustee. The Trustee accepts the amendments of the Security Agreement effected by this Amendment, but only upon the terms and conditions set forth herein. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Companies, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Amendment, and the Trustee makes no representation with respect thereto.


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



                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representative as of the date hereof.



ATTEST:                                    FOAMEX L.P.

/s/ Tambra S. King                         By:  FMXI, INC.
----------------------------------------        its Managing General Partner

                                           By:/s/ George Karpinski
                                              ---------------------------------
                                                Name:  George Karpinski
                                                Title: Vice President

ATTEST:                                    FOAMEX CAPITAL CORPORATION

/s/ Tambra S. King                         By:  /s/ George Karpinski
----------------------------------------        -------------------------------
                                                Name:  George Karpinski
                                                Title: Vice President


ATTEST:                                    FLEET NATIONAL BANK
                                           as Trustee
/s/ Tambra S. King
----------------------------------------   By:  /s/ Gerald P. Beezley
                                              ---------------------------------
                                                Name:  Gerald P. Beezely
                                                Title: Vice President


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



STATE OF NEW YORK

COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared George Karpinski the Vice President of FMXI, INC., the Managing General Partner of Foamex L.P., a Delaware limited partnership, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said FMXI, Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.


                               /s/ Susan Y. Choung
                               ------------------------------------------------
                               Notary Public, State of New York
                               ------------------------------------------------
                               Printed Name: Susan Y. Choung
                               ------------------------------------------------


My Commission Expires:

April 1, 1998
-------------------------------



STATE OF NEW YORK

COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared George Karpinski the Vice President of FOAMEX CAPITAL CORPORATION, a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said corporation, and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.


                               /s/ Susan Y. Choung
                               ------------------------------------------------
                               Notary Public, State of New York
                               ------------------------------------------------
                               Printed Name: Susan Y. Choung
                               ------------------------------------------------


My Commission Expires:

April 1, 1998
-------------------------------


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



STATE OF NEW YORK

COUNTY OF NEW YORK


                  BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared Gerald P. Beezely, Vice President of FLEET NATIONAL BANK (formerly known as Shawmut Bank, N.A.), known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said bank and that he executed the same as the act of such bank for the purposes and consideration therein expressed and in the capacity therein stated.



                               /s/ Susan Y. Choung
                               ------------------------------------------------
                               Notary Public, State of New York
                               ------------------------------------------------
                               Printed Name: Susan Y. Choung
                               ------------------------------------------------


My Commission Expires:

April 1, 1998
-------------------------------


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